EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated September 30, 2010, in Amendment No. 1 to the Registration Statement (File No. 333-169193) and related prospectus of Advisors Disciplined Trust 609.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
September 30, 2010